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Allied Capital Lending Corporation and Subsidiaries
Exhibit 11 Statement of Computation of Earnings Per Share
Form 10-Q
June 30, 1997


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                                                               For the Three Months Ended              For the Six Months Ended
                                                                       June 30,                                June 30,
                                                            -------------------------------           ---------------------------
                                                                 1997                 1996              1997               1996
                                                            -------------------------------           ---------------------------
Primary Earnings Per Common Share:
       Net Increase in Net Assets Resulting
          from Operations                                    $1,739,000          $1,146,000           $3,044,000       $2,476,000
                                                            ===============================          ============================
       Weighted average number of
          shares outstanding                                  5,138,986           4,548,971            5,133,410        4,469,063
       Weighted average number of
          shares issuable on exercise
          of outstanding stock options                                -                   -                9,821                -
                                                            -------------------------------           ---------------------------

       Weighted average number of shares and
          share equivalents outstanding                       5,138,986           4,548,971            5,143,231        4,469,063
                                                            ===============================          ============================

       Earnings per Share                                         $0.34               $0.25                $0.59            $0.55
                                                            ===============================          ============================


Fully Diluted Earnings Per Common Share:

       Net Increase in Net Assets Resulting
          from Operations                                    $1,739,000          $1,146,000          $3,044,000        $2,476,000
                                                            ===============================          ============================

       Weighted average number of
          shares and share equivalents
          outstanding as computed for
          primary earnings per share                          5,138,986           4,548,971            5,143,231        4,469,063

       Weighted average of additional
          shares issuable on exercise
          of outstanding stock options                                -                   -                  142                -
                                                            -------------------------------           ---------------------------
       Weighted average of shares and
          share equivalents outstanding, as adjusted          5,138,986           4,548,971            5,143,373        4,469,063
                                                            ===============================          ============================


       Earnings per Share                                         $0.34               $0.25                $0.59            $0.55
                                                            ===============================          ============================

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